Exhibit 5

                               Bell, Boyd & Lloyd
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois  60602-4207
                                  312 371-1121
                                Fax 312 372-2098

                                November 16, 1998

Lawter International, Inc.
8601 95th Street
Pleasant Prairie, WI  53158

Ladies and Gentlemen:

                        Key Employee Investment Plan and
                      1995 Non-Qualified Stock Option Plan
                           for Non-Employee Directors
                       Registration Statement on Form S-8

    We have acted as counsel to Lawter International, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which co vers an aggregate of 800,000 shares of common stock, $1.00 par value, of the Company (the "Shares"), offered under the Company's Key Employee Investment Plan (the "Investment Plan") and 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Option Plan" and, collectively with the Investment Plan, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificate s and other papers as we deemed it necessary to examine for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that:
1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.
2.      The Company has taken all action necessary to authorize (i) the Plans,
        (ii) the sale of shares pursuant to the Investment Plan and granting of options pursuant to the Option Plan, and (iii) the issuance of shares of its common stock, $.01 par value, in accordance with the Plans, including upon the exercise of options granted pursuant to the Option Plan.
3. The Shares, when issued and paid for in accordance with the Plans, including upon the exercise of options granted pursuant to the Option Plan, will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $.01 par value, of the Company.

    We hereby consent to the filing of this Opinion Letter as an exhibit to the registration statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of person s whose consent is required by Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd